EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205320),

(2)	Registration Statement (Form S-8 No. 333-205321),

(3)	Registration Statement (Form S-8 No. 333-205322), and

(4)	Registration Statement (Form S-3ASR No. 333-205323);

of our reports dated February 22, 2017, with respect to the consolidated and combined financial statements of Gannett Co., Inc. and the effectiveness of internal control over financial reporting of Gannett Co., Inc. included in this Annual Report (Form 10-K) of Gannett Co., Inc. for the year ended December 25, 2016.

/s/ Ernst & Young

McLean, Virginia
February 22, 2017